PROMISSORY NOTE

$18,000,000.00
February 28, 2007 Seattle, Washington

FOR VALUE RECEIVED, the undersigned, EMERITUS CORPORATION, a Washington corporation (“Borrower”), hereby promises to pay to the order of CP ’02 POOL LLC, a Washington limited liability company (“Lender”) at 600 University St., Suite 2500, Seattle, Washington 98101, or to such other person or at such other place as the holder of this Promissory Note (this “Note”) may from time to time designate in writing, the principal sum of Eighteen Million and No/100 Dollars ($18,000,000.00), together with interest on the unpaid balance from time to time and costs, fees and expenses payable under this Note (collectively, the “Loan”) as set forth below.

Definitions and Interpretation. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement and such definitions are incorporated herein by reference.

Repayment. Borrower may prepay all or any portion of this Note at any time without penalty in accordance with Section 4 below, but shall in any event repay this Note as follows:

2.1 Beginning on the first day of the month following the date hereof and continuing on the first day of each month thereafter, Borrower shall make monthly accrued interest payments.

2.2 In addition, all principal, interest and all other amounts due under this Note, or that certain Loan Agreement (herein so called) dated of even date herewith (collectively, the “Loan Documents”) shall be due and payable on such day as Emeritus closes any public offering or equivalent capital raising event.

2.3 Notwithstanding anything to the contrary contained in the Loan Documents, all principal, interest and all other amounts due under the Loan Documents shall be due and payable on February 28, 2009 (the “Maturity Date”).

All payments hereunder shall be first applied to late payment fees, attorneys’ fees and costs of collection, then to accrued interest, and then to reduction of principal.

Interest Rate. All principal outstanding on the Loan shall bear interest at nine percent (9%) per annum. If an Event of Default (as defined below) shall have occurred and be continuing, interest shall thereupon accrue daily on the aggregate outstanding principal balance until such amount is paid in full at twelve percent (12%) per annum (the “Default Rate”). Notwithstanding any other provision of the Loan Agreement or this Note, interest, fees, and expenses payable by reason of the indebtedness evidenced hereby shall not exceed the maximum amount, if any, permitted by applicable law.

4. Prepayment. Prepayment of the Loan, in whole or in part, shall be permitted at any time, without penalty or prepayment fees with thirty (30) days’ prior written notice to Lender. Prepayments shall be applied first toward interest and other non-principal fees and expenses and second toward reduction of principal.

5. Late Payment Fee. If Borrower fails to pay any sum due under this Note in full when due and such failure continues for a period of five (5) days, a late charge of (i) five cents for each dollar so overdue or (ii) Five Hundred Dollars ($500.00), whichever is greater.

6. Default. The occurrence of any of the following shall be an “Event of Default” under this Note: (a) if Borrower fails to pay any sum due under this Note in full when due; (b) if Borrower fails to perform any non-monetary obligation set forth in this Note and such failure continues for thirty (30) days after written notice thereof from Lender; or (c) if any default occurs under the Loan Agreement. Upon the occurrence of any Event of Default, Lender will have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and Lender may exercise any other remedies which may arise at law, in equity, or as described in this Note or the other Loan Documents. All reasonable fees, costs and expenses incurred by Lender in exercising any remedies, in the preservation of Lender’s rights and interests in property, in investigating Events of Default, and determining relative rights and obligations arising under the Loan Documents upon the occurrence of an Event of Default, shall become a part of the indebtedness evidenced by this Note and shall bear interest at the applicable rate hereunder from time to time.

This Note shall be governed by, and construed in accordance with the laws of the State of Washington without reference to choice of law rules.

Lender’s failure to exercise its option to accelerate this Note upon a default or to exercise any other rights to which Lender may be entitled in the event of a default, will not constitute a waiver of the right to exercise such option or any other rights in the event of any subsequent default, whether of the same or a different nature.

Borrower and all endorsers, guarantors and all persons liable or becoming liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent to any and all renewals and extensions in the time of payment hereof, and further agree that, at any time and from time to time and without notice, the terms of payment hereof may be modified by written agreement of Borrower and Lender without in any way affecting the liability of any guarantor or endorser to this Note or any other person liable or to become liable with respect to this Note.

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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

EMERITUS CORPORATION, a Washington corporation

_/s/ Raymond R. Brandstrom ___________
Raymond R. Brandstrom, Vice President, Finance

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